                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                        NORTH PITTSBURGH SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

 IT WILL ASSIST MATERIALLY IN THE PREPARATION FOR THE ANNUAL MEETING IF SHAREHOLDERS RETURN THEIR PROXIES PROMPTLY.

                        NORTH PITTSBURGH SYSTEMS, INC.

                              4008 GIBSONIA ROAD
                       GIBSONIA, PENNSYLVANIA 15044-9311
                          TELEPHONE NO. 724-443-9600
                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 2001
                                 ------------

  The Annual Meeting of Shareholders of North Pittsburgh Systems, Inc. will be held on Friday, May 18, 2001 at 2:00 p.m., Eastern Daylight Saving Time, at the Sheraton Inn Pittsburgh North (Warrendale), 910 Sheraton Drive, Mars, Pennsylvania, for the purpose of considering and acting upon the following matters, as described in the accompanying Proxy Statement:

  1.  To elect Directors.

  2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on April 10, 2001 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

  You are cordially invited to attend the meeting. If you are unable to do so, please sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States.

                                     By Order of the Board of Directors
                                     N. William Barthlow
                                     Secretary

Dated: Gibsonia, PA
   April 20, 2001

                        NORTH PITTSBURGH SYSTEMS, INC.
                              4008 Gibsonia Road
                       Gibsonia, Pennsylvania 15044-9311
                          Telephone No. 724-443-9600

                                 ------------

                                PROXY STATEMENT
                 FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 MAY 18, 2001

                                 ------------

                                    GENERAL

  This Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of North Pittsburgh Systems, Inc. (North Pittsburgh or Company) of Proxies to be used at the Annual Meeting of Shareholders of the Company and any adjournments thereof, to be held at the Sheraton Inn Pittsburgh North (Warrendale), 910 Sheraton Drive, Mars, Pennsylvania, on May 18, 2001 at 2:00 p.m., Eastern Daylight Saving Time for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors has fixed the close of business on April 10, 2001 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

  It is anticipated that this Proxy Statement and accompanying proxy card (Proxy) will be mailed to Shareholders for the first time on or about April 20, 2001. Shares represented by a valid Proxy received in time for voting will be voted in accordance with the Shareholder's instructions. If no such instructions are specified, the Proxy will be voted FOR each of the nominees for election as a Director. Proxies and notices of revocation should be mailed or delivered to the Company's transfer agent, Wells Fargo Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854, for receipt by Wells Fargo Bank Minnesota, N.A. no later than two (2) business days prior to the 2001 Annual Meeting of Shareholders, or should be deposited with the Chairman or the Secretary of the Company immediately prior to the commencement of the 2001 Annual Meeting.

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company, if necessary, may use its officers and its regular employees, who will receive no compensation in addition to regular salary or pay, to solicit proxies from Shareholders, either personally, by telephone, facsimile, telegraph or letters. Arrangements will be made by the Company with brokers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record, and the Company will reimburse these persons for reasonable out-of-pocket expenses incurred.

                                 VOTING RIGHTS

  Only Shareholders of record at the close of business on April 10, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At that date, the Company had outstanding and entitled to vote 15,005,000 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held in respect to the election of Directors. Proxies will be received and tabulated by Wells Fargo Bank Minnesota, N.A., Shareowner Services, with the results thereof reported to the three (3) Judges of Election appointed by the Company's Board of Directors under the authority of the Bylaws of the Company and the Pennsylvania Business Corporation Law. Election as a Director requires a favorable vote of the majority of the total shares represented at the meeting. The total shares represented includes abstentions, withheld votes and broker non-votes.

                                STOCK OWNERSHIP

  As of March 12, 2001, Armstrong Utilities, Inc. (Armstrong), a Pennsylvania corporation, the principal business of which is cable television and all of the stock of which is owned by Armstrong Holdings, Inc., a

Delaware corporation, held of record 935,740 shares or 6.24% of the Company's 15,005,000 shares of outstanding Common Stock. As of that date, no other entity or individual held of record more than 5% of such stock. A Schedule 13D and amendments thereto have been filed with the Securities and Exchange Commission on the joint behalf of (i) Armstrong, (ii) Armstrong Holdings, Inc. (holder of 297,996 shares), (iii) the Sedwick Foundation (holder of 34,638 shares), (iv) the Jud L. Sedwick Family Trust No. 2 (holder of 400 shares) and
(v) Director Jay L. Sedwick and his spouse, Jay L. Sedwick's son, his brother-in-law and his spouse, an unrelated officer of Armstrong and Armstrong Holdings, Inc., and his spouse and certain other persons, both individually and in respect of certain of their capacities as officers of Armstrong and Armstrong Holdings, Inc. The aggregate beneficial ownership at March 12, 2001 of those filing the Schedule 13D, or subject to the reporting requirements thereof, was 1,321,190 shares or 8.80% of the Company's outstanding Common Stock. Each of such persons disclaimed any membership in any "group" as such term is defined in Rule 13d-5 under the Securities Exchange Act of 1934 and the reporting persons have indicated that the stock has been acquired for investment.

  The following table sets forth information with respect to all persons known to the Company who could be beneficial owners of more than 5% of the Company's voting securities as of March 12, 2001, including those persons who by virtue of their relationship to Armstrong and Armstrong Holdings, Inc. might be deemed to be beneficial owners of the North Pittsburgh stock held by those corporations:

                                    Table I

                       Beneficial Owners of More Than 5%
                       of Outstanding Voting Securities

                     Owner's Name and           Amount and Nature       Percent
Title of Class       Business Address             of Ownership          of Class
--------------   -------------------------   -------------------------  --------
Common Stock     Armstrong Utilities, Inc.     935,740   Direct           6.24%
                 One Armstrong Place
                 Butler, PA 16001

Common Stock     Jay L. Sedwick                  6,939   Direct (1)       0.05%
                 One Armstrong Place         1,290,031   Indirect (2)     8.60%
                 Butler, PA 16001

Common Stock     William C. Stewart              3,100   Direct (3)       0.02%
                 One Armstrong Place         1,273,374   Indirect (4)     8.49%
                 Butler, PA 16001

Common Stock     Kirby J. Campbell              10,600   Direct (5)       0.07%
                 One Armstrong Place         1,268,774   Indirect (6)     8.46%
                 Butler, PA 16001

Common Stock     Dru A. Sedwick                  1,250   Direct           .008%
                 One Armstrong Place         1,233,736   Indirect (7)     8.22%
                 Butler, PA 16001

--------
(1) Of the 6,939 shares directly owned by Jay L. Sedwick, 2,505 shares are held jointly with his wife.

(2) Jay L. Sedwick, a Director of the Company, is Chairman of the Board and Director of Armstrong and of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, the 34,638 shares held by the Sedwick Foundation, of which Jay L. Sedwick is a Co-Trustee, the 400 shares held by the Jud L. Sedwick Family Trust No. 2, of which Jay L. Sedwick is a Co-Trustee, and the 21,257 shares held by Strand Investment Partners, L.P., a Delaware limited partnership which handles diversified investments, of which Jay L. Sedwick is a partner, his indirect beneficial ownership would total 1,290,031 shares.

(3) The 3,100 shares directly owned by William C. Stewart are held jointly with his wife.

(4) William C. Stewart is a Director of Armstrong and a Director and Secretary of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, the 5,000 shares held individually by his wife and the 34,638 shares held by the Sedwick Foundation, of which William C. Stewart is a Co-Trustee, his indirect beneficial ownership would total 1,273,374 shares.

(5) The 10,600 shares directly owned by Kirby J. Campbell are held jointly with his wife.

(6) Kirby J. Campbell is a Director, Executive Vice President and Treasurer of Armstrong and a Director, Chief Executive Officer and Treasurer of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, the 34,638 shares held by the Sedwick Foundation, of which Kirby J. Campbell is a Co-Trustee, and the 400 shares held by the Jud L. Sedwick Family Trust No. 2, of which Kirby J. Campbell is a Co-Trustee, his indirect beneficial ownership would total 1,268,774 shares.

(7) Dru A. Sedwick is a Director, Executive Vice President and Secretary of Armstrong and a Director and President of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, his indirect beneficial ownership would total 1,233,736 shares.

  The following table sets forth information with respect to the beneficial ownership as of March 12, 2001 of individual Directors, Nominees and of all Directors, Nominees and Officers as a Group:

                                   Table II

                       Security Ownership of Management

                          Name of                Amount and Nature    Percent
 Title of Class       Beneficial Owner           of Ownership (1)     of Class
 --------------       ----------------        ----------------------- --------
 Common Stock   Harry R. Brown                   21,238 Direct (2)     0.14%
                                                 22,122 Indirect (3)   0.15%

 Common Stock   Charles E. Cole                  52,028 Direct (4)     0.35%
                                                 21,972 Indirect (5)   0.15%

 Common Stock   Allen P. Kimble                   1,129 Direct (6)     .008%

 Common Stock   Stephen G. Kraskin                3,000 Direct         0.02%

 Common Stock   David E. Nelsen                   2,500 Direct (7)     0.02%

 Common Stock   Jay L. Sedwick                    6,939 Direct         0.05%
                                              1,290,031 Indirect (8)   8.60%

 Common Stock   Charles E. Thomas, Jr.           35,710 Direct (9)     0.24%
                                                 31,000 Indirect (10)  0.21%

 Common Stock   All Directors, Nominees and     132,049 Direct         0.88%
                Officers as a Group (13
                Persons)                      1,369,175 Indirect (11)  9.12%

--------
 (1) Included in the shares set forth in the table above are (a) shares beneficially owned by the Director/Nominee, his wife, minor children, and relatives living in his house, and, includable in such table under rules of the Securities and Exchange Commission and (b) shares which are deemed to be beneficially owned because the Director/Nominee has voting power or power of disposition with respect to the shares. Share amounts are reported as of March 12, 2001 and percentages of share ownership are calculated based upon 15,005,000 shares of Common Stock outstanding as of that date.

 (2) Of the 21,238 shares directly owned by Harry R. Brown, 1,354 shares are held jointly with his wife.

 (3) The 22,122 shares indirectly owned by Harry R. Brown are held individually by his wife.

 (4) Of the 52,028 shares directly owned by Charles E. Cole, 21,272 shares are held jointly with his wife.

 (5) The 21,972 shares indirectly owned by Charles E. Cole are held individually by his wife.

 (6) The 1,129 shares directly owned by Allen P. Kimble are held jointly with his wife.

 (7) The 2,500 shares directly owned by David E. Nelsen are held jointly with his wife.

 (8) For information with respect to the 1,290,031 shares indirectly owned by Jay L. Sedwick, please refer to Note 2 to Table I above.

 (9) Of the 35,710 shares directly owned by Charles E. Thomas, Jr., 11,800 shares are held jointly with his wife.

(10) Of the 31,000 shares indirectly owned by Charles E. Thomas, Jr., 25,000 shares are held by him under the PA Uniform Transfers to Minors Act as custodian for five children and 6,000 shares are held individually by three of his children.

(11) The 1,369,175 shares indirectly owned by all Directors, Nominees and Officers as a Group include the 1,290,031 shares indirectly owned by Jay
     L. Sedwick and described in Note 2 to Table I above.

  No Director, Nominee, officer or "group" as defined in Rule 13d-5 under the Securities Exchange Act of 1934 is a beneficial owner of more than 5% of the Company's Common Stock by virtue of any voting trust or similar arrangement.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Directors, executive officers, and 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Solely on the basis of its review of the copies of such forms or written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its directors and officers were timely met during 2000 with the exception of (i) the late filing of an amended Form 4 by Charles E. Thomas, Jr. to report the inheritance on June, 2000 by three adult children and two minor children of 2,000 shares each of the Company's Common Stock and (ii) the late filing of a Form 4 by Mr. Brown to report his gift of 1,640 shares of the Company's Common Stock in December, 2000. The shares which were the subject of these late filed reports are still being held by their recipients.

                MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                             ELECTION OF DIRECTORS

  The Bylaws provide that North Pittsburgh shall be managed by a Board of Directors of not less than seven (7) nor more than nine (9) members and that the number of Directors to be elected shall be determined by the Board of Directors prior to the Annual Meeting at which such Directors are to be elected. The Board of Directors has established the number of Directors at seven (7) for the coming year.

  The persons named in the following table will be nominated for election as Directors of North Pittsburgh to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualify. All nominees are present Directors of North Pittsburgh and were elected at the 2000 Annual Meeting of Shareholders. The number of Common shares represented at the 2000 Annual Meeting of Shareholders held May 19, 2000 was 12,662,268 represented by proxy and 36,335 in person, or 84.63% of the 15,005,000 outstanding shares of such stock on that date.

  It is the intention of the proxies to vote for the election of seven (7) Directors and unless authority to vote for any or all individual nominees is withheld, it is the intention of the proxies to vote for the election of the nominees listed in the following table. If any of the following nominees should become unavailable as a candidate for any reason, which is not anticipated, the Board of Directors in its discretion may designate a substitute nominee, in which event votes will be cast for such substitute nominee pursuant to the accompanying Proxy.

  The information in the table which follows includes as to each such nominee, the nominee's age, the year in which service commenced as a Director of North Pittsburgh, the nominee's current positions and offices held with North Pittsburgh, the nominee's business experience during the past five years and certain other information. Individual shareholdings of each nominee may be found above in Table II, Security Ownership of Management.

                      NOMINEES FOR ELECTION AS DIRECTORS
                        AND INFORMATION CONCERNING THEM

Biographical Summaries of Nominees/1/

Unless otherwise specified, "North Pittsburgh" as used below means North Pittsburgh Systems, Inc. since May 31, 1985 and North Pittsburgh Telephone Company, its predecessor, before that date. Positions and experience related only to North Pittsburgh Telephone Company, the Company's principal subsidiary, are also presented.

HARRY R. BROWN                          Director of North Pittsburgh since 1989

President of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company

  Mr. Brown, 64, has been President of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company since 1998. He was Vice President of North Pittsburgh Systems, Inc. from 1992 to 1998. Mr. Brown also held the following North Pittsburgh positions: Vice President--Operations from 1987 to 1998, Assistant Vice President--Operations from 1986 to 1987, Network Engineering Manager from 1984 to 1986 and Equipment Supervisor from 1975 to 1984.

DR. CHARLES E. COLE                     Director of North Pittsburgh since 1968

Retired Physician

  Dr. Cole, 70, is a retired physician who previously practiced with the Cole-Lechmanick division of Genesis Medical Associates in the Town of McCandless, PA.

ALLEN P. KIMBLE                         Director of North Pittsburgh since 1998

Vice President and Treasurer of North Pittsburgh Systems, Inc. and North Pittsburgh Telephone Company

  Mr. Kimble, 54, has been Vice President since 1989 and Treasurer since 1985 of North Pittsburgh Systems, Inc. and Vice President since 1989 and Treasurer since 1979 of North Pittsburgh Telephone Company. Mr. Kimble also held the following North Pittsburgh positions: Secretary from 1993 to 1998, Assistant Vice President from 1987 to 1993, Assistant Secretary from 1979 to 1993, Assistant Secretary-Treasurer from 1977 to 1979 and Assistant to Vice President--Finance from 1976 to 1977.

STEPHEN G. KRASKIN                      Director of North Pittsburgh since 1999

Partner of Kraskin, Lessee & Cosson, LLP

  Mr. Kraskin, 50, is an attorney and managing partner in the legal and consulting firm of Kraskin, Lessee & Cosson, LLP, which he founded in 1992. Mr. Kraskin's professional practice is concentrated in the provision of legal, regulatory and business planning services to a wide variety of telecommunications companies. Prior to
--------
/1/Unless otherwise indicated, a nominee has had the same principal occupation for the past five years. Only directorships in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, or otherwise subject to its periodic reporting requirements, are listed. With the exception of North Pittsburgh Telephone Company, no corporation or organization listed herein is a parent, subsidiary or other affiliate of North Pittsburgh Systems, Inc. or its subsidiaries. There are no arrangements or understandings among any director, nominee, North Pittsburgh Systems, Inc. or its subsidiaries or any other person pursuant to which a director or nominee was or is to be elected.

entering private practice, he was General Counsel to a telecommunications consulting firm, and served as Deputy General Counsel of the National Association of Regulatory Utility Commissioners.

DAVID E. NELSEN                         Director of North Pittsburgh since 1999

Chief Executive Officer of CoManage Corporation

  Since 1998, Mr. Nelsen, 40, has been Chief Executive Officer of CoManage Corporation, a telecom network management software company. Previously, from 1996-1998, he was Senior Director at FORE Systems, a Pittsburgh area high technology manufacturing company, with responsibility for product management and marketing of FORE's service provider products, business planning and strategy. Prior thereto, he served as FORE's Director of Marketing from 1994 to 1996 with responsibility for video and telco product management and marketing. Before joining FORE, Mr. Nelsen held a variety of positions during almost 12 years at AT&T, including ATM Service Product Manager at AT&T Business Communication Services (1991-1994) and Private Packet Network Services Technical Manager at AT&T Bell Laboratories (1982-1991).

JAY L. SEDWICK                          Director of North Pittsburgh since 1980

Chairman of the Board and Director of Armstrong Utilities, Inc.

  Mr. Sedwick, 66, is Chairman of the Board and Director in a number of companies comprising the Armstrong Group of Companies (engaged in the business of telephony, cable television, home security and real estate in several states). He has been the Chairman of Armstrong Utilities, Inc. in Butler, PA since 1993 and was President and Chief Executive Officer of the same company from 1988 to 1997. Mr. Sedwick also served in various officer capacities for Armstrong Utilities, Inc. from 1963 to 1988.

CHARLES E. THOMAS, JR.                  Director of North Pittsburgh since 1993

Chairman of Board of Directors of North Pittsburgh

  Mr. Thomas, Jr., 58, has been Chairman of the Board of Directors of North Pittsburgh since 1998. Mr. Thomas, has also been a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of this firm in 1991, concentrating in public utility, securities regulation and corporate law. Previous thereto, he was a partner in the law firm of Thomas & Thomas from 1977 to 1990. Thomas, Thomas, Armstrong & Niesen is retained as general counsel for North Pittsburgh and was paid a total of $106,411 in fees during 2000.

Meetings of the Board and Committees

  The Board of Directors held fifteen meetings during 2000. Jay L. Sedwick, Chairman of the Committee, Charles E. Cole, Stephen G. Kraskin, David E. Nelsen and Charles E. Thomas, Jr. served, without additional compensation, as a Compensation Committee and, in respect to compensation for 2000, held two separate meetings in 1999 and four meetings in 2000 in conjunction with meetings of the full Board of Directors (see Compensation Committee Report on Executive Compensation). Charles E. Thomas, Jr., Chairman of the Committee, Stephen G. Kraskin and David E. Nelsen served, without additional compensation, as a standing Audit Committee. However, as Audit Committee matters were considered during regularly scheduled meetings of the Board, the Audit Committee did not meet separately in 2000. It met during March of 2001 to consider matters related to the financial statement audit for the year ended December 31, 2000. The Company does not have a standing nominating committee, but rather acts as a committee of the whole with respect to this function.

  Each Director attended 75% or more of all Board of Directors' meetings, and 75% or more of all meetings of each committee on which he served, except for David E. Nelsen who only attended 73% of the Board of Directors' meetings.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Executive Compensation Table. The Executive Compensation Table below shows the total compensation of North Pittsburgh's five most highly compensated Executive Officers whose compensation exceeded $100,000 during 2000.

                        Executive Compensation Table(A)

                                         (c)
                                        Annual                      (i)
            (a)               (b)    Compensation     (d)        All Other
Name and Principal Position   Year      Salary       Bonus    Compensation(B)
---------------------------   ----   ------------   -------   ---------------
Harry R. Brown (1)            2000     $217,667     $16,417       $6,607
                              1999      199,500       6,433        5,995
                              1998      150,000          --        5,373

Allen P. Kimble (2)           2000     $162,833     $16,417       $6,000
                              1999      133,000       6,433        4,902
                              1998      127,000          --        4,614

N. William Barthlow (3)       2000     $159,667     $16,417       $6,423
                              1999      122,500       6,433        4,868
                              1998      112,000          --        4,360

Frank A. Macefe (4)           2000     $159,667     $16,417       $5,885
                              1999      122,500       6,433        4,505
                              1998       96,000          --        3,757

Albert W. Weigand (5)         2000     $145,333     $16,417       $5,774
                              1999      116,750       6,433        4,450
                              1998       91,000          --        3,458

--------
(1) President since 1998 and Vice President from 1992 to 1998 of North Pittsburgh Systems, Inc.; President and General Manager since 1998 and Vice President--Operations from 1987 to 1998 of North Pittsburgh Telephone Company. Mr. Brown was also a Director of both companies in all three years.

(2) Vice President since 1989, Treasurer since 1985 and a Director since 1998 of both companies.

(3) President since May 21, 1999 of Pinnatech, Inc. d/b/a Nauticom; Vice President since 1994, Secretary since 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Systems, Inc.; Vice President--Marketing and Revenues since 1994, Secretary since 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Telephone Company.

(4) President since 1998 of Penn Telecom, Inc.; Vice President since January 1, 1999 and Assistant Vice President from 1989 to 1999 of North Pittsburgh Systems, Inc.; Vice President--Sales since January 1, 1999, Assistant Vice President--Marketing from 1989 to 1999 and Marketing Manager from 1979 to 1989 of North Pittsburgh Telephone Company.

(5) Vice President since January 1, 1999 and Assistant Vice President from 1997 to 1999 of North Pittsburgh Systems, Inc.; Vice President-- Operations since January 1, 1999, Assistant Vice President--Operations from 1997 to 1999, Sr. Planning Engineer from 1995 to 1997 and Planning Engineer from 1986 to 1995 of North Pittsburgh Telephone Company.

Notes to Executive Compensation Table:

(A) The Executive Compensation Table reflects salary, bonus and Company contributions to a defined contribution plan. Since 1998, inside Directors receive no additional compensation for serving on the Board of Directors. No other forms of compensation such as Restricted Stock Awards, Stock Appreciation Rights, Options or Long Term Incentive Payments were in effect during 2000. In addition, during 2000, no one participated in the Deferred Compensation Plan.

(B) In 2000, annual contributions were made to the North Pittsburgh Telephone Company Employees' Savings and Retirement Plan (401-K) for the benefit of Messrs. Brown, Kimble, Barthlow, Macefe and Weigand.

Employment Agreements

  The Company has employment agreements (the Agreements) with the officers named in the Executive Compensation Table and with one additional executive officer of the Company. The Agreements provide for certain payments should certain prescribed conditions occur after a change of control (as defined in the Agreements). If prior to the expiration of executive officer's term of employment, the Company terminates the officer's employment other than for just or good cause, then the Company shall be obligated to pay to the officer, a severance amount equal to the base salary which would be payable to the officer for the balance of the present term of the Agreement. In no event shall the severance amount to be paid to the officer exceed two hundred and fifty percent (250%) of the officer's annual base salary or be less than one hundred twenty-five percent (125%) of the officer's annual base salary.

Compensation Committee Report on Executive Compensation.

  As was indicated in the Proxy Statement for the 2000 Annual Meeting of Shareholders, the Compensation Committee, at its meeting held August 3, 1999, took action to recommend the approval by the entire Board of executive employment agreements for each of the Company's executive officers. At a special meeting held later the same day, the Board approved the employment agreements and over the course of the next few weeks, the agreements were executed by both the officers and the Company. The executive employment agreements set forth the terms and conditions of executive employment other than salary levels and any bonuses which are to be determined by the Board upon the recommendation of the Compensation Committee. As a consequence, the focus of the Compensation Committee since that time has been primarily on salary levels and bonus plans.

  In early November, 1999, a memorandum and supporting schedules were circulated to Compensation Committee members which set forth the President's proposed executive salary adjustments for Calendar Year 2000. As indicated in the Compensation Committee Reports appearing in the Proxy Statements for the 1999 and 2000 Annual Meetings of Shareholders, Peter R. Johnson & Company (Johnson) was employed in 1998 to conduct an executive compensation study and make recommendations to the Compensation Committee. In addition to compensation recommendations, the Johnson Report included information as to salary ranges for executive officers and other data based upon a study of comparable and other companies within the industry. At its meetings in July and August, 1999, the Compensation Committee, after extensive consideration, had taken action to recommend that executive salaries be brought to approximately 110% of the Johnson Report middle range with some modifications based upon existing salary relationships and the magnitude of the increase which would result. In his proposal for Calendar Year 2000 executive salaries, the President indicated his belief that salary levels of approximately 110% of the mid point of the ranges shown in the Johnson Report remained appropriate and recommended salary increases of 3.5% for those officers whose salaries had reached those levels and greater increases for officers not yet at those levels.

  A meeting of the Compensation Committee was then held on November 24, 1999 for the purpose of considering executive compensation for Calendar Year 2000 and the President's proposal. The President was invited to attend the meeting and asked to provide an overview of his salary proposals which were then discussed at length and compared to the information in the Johnson Report. It remained the consensus of the Committee that the Company's executive officers compared quite favorably with those of other comparable companies and therefore salary levels above the Johnson Report middle range were appropriate. After excusing the President from the meeting, the matter of the appropriate level of salary increases for each executive officer was discussed at length. The responsibilities and performance of each officer were considered, as was the relationship of each officer's present salary with those of other officers and other members of the management group. The Compensation Committee was in agreement with the President that executive salary levels should be approximately 110% of the mid point of the ranges shown in the Johnson Report and that increases necessary to reach those levels should be recommended to the full Board for adoption. A motion was unanimously adopted to recommend the proposed salary increase for each officer to the Board which formally approved same at its meeting held December 2, 1999 to become effective January 1, 2000.

  The next meeting of the Compensation Committee was held in conjunction with a meeting of the full Board on February 24, 2000 for the purpose of considering the calculation of bonuses under the previously approved Executive Officers Bonus Plan for 1999. The Board Meeting was recessed and the Compensation Committee asked to consider the appropriateness of the calculation since audited financials had become available and to make a recommendation to the Board. After a thorough review and discussion, the Committee recommended that the Board approve the calculation and grant payment of the bonuses so calculated for eligible executive officers. Following the reconvening of its meeting, the Committee recommendation was adopted by the full Board.

  A subsequent meeting of the Compensation Committee was held on May 10, 2000 for the purpose of considering whether a further adjustment to executive compensation was advisable given offers and inquiries by other companies and headhunters regarding employment of members of the Company's executive team. Information summarizing recent increases in executive compensation had been circulated to Committee members prior to the meeting. After considering the nature of the offers and inquiries which were being made to Company executives and a thorough review of the salary increases which the Committee had previously recommended and the Board had approved in the context of the ranges in the Johnson Report, as well as a consideration of information in the Report with respect to other companies and the performance of each of the members of the executive team and their importance to various projects which had been undertaken, a motion was adopted by the Committee to recommend to the full Board the approval of specific further increases in salaries for each executive officer to levels at or somewhat below the mid point of the higher range for comparable companies shown in the Johnson Report. At a special Meeting held the same day, the full Board approved the Compensation Committee's recommendation effective for service on and after May 1, 2000.

  An organizational meeting of the Compensation Committee was held on May 19, 2000 during the organizational meeting of the Board of Directors following the 2000 Annual Meeting of Shareholders. The only action taken at this meeting, which followed the re-election by the Board of all officers to their existing offices, was to recommend, pending further consideration, the continuation of the 2000 salaries at the levels approved for each officer at the May 10, 2000 Special Meeting of the Board of Directors.

  The Compensation Committee met again on October 26, 2000 in conjunction with a meeting of the full Board of Directors to consider and possibly recommend to the full Board the adoption of the 2000 Executive Bonus Plan, which had been under review for several months. Critical to the 2000 Executive Bonus Plan was the inclusion in plan components of as many objective measurement criteria as possible. Ultimately included were criteria based on the price of the Company's Common Stock, access line and DSL line increases, expense reductions, the installation of CLEC collocations and new access line equivalents, the turn up of fiber optic connectivity, new NSN radio station contracts and viable revenue production concepts for NSN. Consideration was also given to the applicability of the Plan to future years and the process for keeping the plan in sync with the Company's Three-Year Strategic Plan. After considerable review and discussion, the Committee adopted a motion to recommend that the 2000 Executive Bonus Plan be approved by the full Board. Following the reconvening of its meeting, the full Board acted to approve the Committee's recommendation.

  Although, in some years, the Compensation Committee would meet and recommend adjustments to executive compensation levels for consideration at the December meeting of the Board of Directors, it was decided by the Board at its meeting held December 7, 2000 that since executive compensation levels were reviewed and adjusted in May, 2000, the mater of executive compensation levels would be deferred until the May 18, 2001 Regular Meeting of the Board.

  The final meeting of the Compensation Committee for consideration of matters related to Calendar Year 2000 compensation was held in conjunction with a meeting of the full Board on January 25, 2001 for the purpose of considering the calculation of bonuses under the previously approved Executive Officers Bonus Plan for 2000. The Board Meeting was recessed and the Compensation Committee asked to consider the appropriateness of the calculation utilizing audited financials and to make a recommendation to the Board. After review of supporting schedules and discussion, the Committee recommended that the Board approve the calculation and grant payment of the bonuses so calculated for Calendar Year 2000. Following the reconvening of its meeting, the Committee recommendation was adopted by the full Board.

Compensation Committee:

Jay L. Sedwick--Chairman
Charles E. Cole
Stephen G. Kraskin
David E. Nelsen
Charles E. Thomas, Jr.

  The following Performance Graph provides an indication of cumulative total shareholder returns over a five-year period for the Company (North Pittsburgh Systems, Inc. (NPSI)) as compared with the National Association of Security Dealers Automated Quotation System (NASDAQ) US Index and the Standard and Poor's (S&P) Telephone Index. "Total shareholder returns" assumes the reinvestment of dividends. The Graph also assumes that $100 was invested on December 31, 1995 in NPSI, the S&P Telephone Index and the NASDAQ US Index. For example, NPSI's base of $100 at the beginning of the period, on a total return basis, is calculated to be approximately $51 at the end of the five-year period.

                               PERFORMANCE GRAPH

                                 [LINE GRAPH]



        YEAR       S&P TELEPHONE          NASDAQ           NPSI

        1995          100.00              100.00          100.00
        1996          108.24              123.04           83.37
        1997          154.24              150.69           63.41
        1998          261.82              212.51           49.56
        1999          284.49              394.92           60.14
        2000          258.03              237.62           51.15

  Retirement Benefits Table. The following table illustrates estimated annual benefits (average annual earnings multiplied by a benefit factor of 1.45% multiplied by years of service) payable to Participants at their respective retirement dates under the Company's Retirement Plan (Retirement Plan).

                           Retirement Benefits Table

Average Annual Earnings Used                  Years of Service
   as Basis for Computing        ------------------------------------------------------
    Retirement Benefits            10            20             30             40
    -------------------          -------       -------       --------       --------
          $140,000               $20,300       $40,600       $ 60,900       $ 81,200
           160,000                23,200        46,400         69,600         92,800
           180,000                26,100        52,200         78,300        104,400
           200,000                29,000        58,000         87,000        116,000
           220,000                31,900        63,800         95,700        127,600
           240,000                34,800        69,600        104,400        139,200
           260,000                37,700        75,400        113,100        150,800
           280,000                40,600        81,200        121,800        162,400

--------
Notes to Retirement Benefits Table:

(1) The compensation amounts paid to Messrs. Brown, Kimble, Barthlow, Macefe and Weigand for 2000, viz. $217,667, $162,833, $159,667, $159,667 and
    $145,333, respectively, as shown in the Annual Compensation Salary column of the Executive Compensation Table, are covered under the Retirement Plan. Messrs. Brown, Kimble, Barthlow, Macefe and Weigand as of December 31, 2000 had accumulated 40.28, 24.65, 23.44, 25.27 and 22.00 years of credited service, respectively, under the Retirement Plan.

(2) Benefits listed in the Table are not subject to any deductions for Social Security or other offset amounts.

(3) The Retirement Plan provides retirement benefits to all full-time employees, age 21 and over, generally based on average basic monthly compensation, excluding overtime earnings or other amounts earned, during the highest sixty (60) months of employment. The amount of contribution or accrual applicable to an individual in respect to this defined benefit plan cannot be calculated readily. However, the aggregate cash contribution required for the Retirement Plan year ended October 31, 2000 was equal to 3.5% of the total covered remuneration of all Participants in the Retirement Plan.

  Directors' Compensation. During 2000, Directors of the Company, excluding those holding offices with the Company and Mr. Thomas, received $1,200 per month as compensation for all services as a Director. Charles E. Thomas, Jr., received $2,400 per month through April and $3,000 per month thereafter for his services as both a Director and Chairman of the Board. No further compensation was paid to Directors for special or committee assignments and as Officers-Directors, no additional compensation was paid to Messrs. Brown and Kimble for their services as Directors.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Under the Company's Bylaws, the Board of Directors has the authority to appoint a firm of accountants to conduct an annual examination of the financial status, property and affairs of the Company. In accordance with such authority, KPMG LLP, which has audited the financial statements of the Company annually since 1952, has been appointed by the Board of Directors to provide audit and tax services for the year ending December 31, 2001. As a consequence, no recommendations will be made at the 2001 Annual Meeting in respect to accountants and this matter will not be submitted for a vote at the meeting.

  A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement, if he/she so desires, and will be available to respond to appropriate questions by Shareholders.

                            KPMG LLP FEES FOR 2000

  Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2000 were $80,800.

  Financial Information Systems Design and Implementation Fees. No services were performed by, or fees paid to, KPMG LLP in connection with financial information design and implementation projects during the year ended December 31, 2000.

  All Other Fees. The aggregate fees billed for all other services rendered by KPMG LLP during the year ended December 31, 2000 were $27,225. These other services consisted of the preparation of the Company's income tax returns and the issuance of compliance audit reports for a subsidiary of the Company as required by its debt covenants.

  In this latter regard, the Audit Committee considered whether the providing of non-audit services was compatible with maintaining KPMG LLP's independence and concluded that it was.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting process and systems of internal controls. The Audit Committee is composed of three (3) Directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of that charter is attached to this Proxy Statement as Appendix A.

  Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

  In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committees discussed with the independent accountants that firm's independence.

  Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for filing with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Audit Committee:

Charles E. Thomas, Jr., Chairman
Stephen G. Kraskin
David E. Nelsen

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended for presentation at the 2002 Annual Meeting must be received at the office of the Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, PA 15044-9311 not later than December 21, 2001 in order to be eligible to be included in the Company's Proxy Statement for that meeting. It is recommended that Shareholder proposals be sent to the Company by Certified Mail, Return-Receipt Requested.

                                 OTHER MATTERS

  The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any other business shall properly come before the meeting, votes may be cast pursuant to the proxies solicited hereby in respect to such other business in accordance with the best judgment of the person or persons acting under the proxies.

  Accompanying this Proxy solicitation material is a copy of the Company's Annual Report for the year 2000, which includes the following audited financial statements: Consolidated Balance Sheets as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Comprehensive Income and Consolidated Statements of Cash Flows. The Annual Report is submitted for the general information of the Company's Shareholders and is not intended to induce, or for use in connection with, any sale or purchase of securities of the Company, nor should it be regarded as Proxy soliciting material or as a communication by means of which any solicitation is made.

                                     By Order of the Board of Directors
                                     N. William Barthlow
                                     Secretary


Dated: April 20, 2001

                                                                     Appendix A

                        NORTH PITTSBURGH SYSTEMS, INC.
                     CHARTER OF THE AUDIT COMMITTEE OF THE
                              BOARD OF DIRECTORS

I. Audit Committee Purpose

  The Audit Committee is appointed by the Board of Directors (the Board) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the North Pittsburgh Systems, Inc. (the Company) financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors.

  . Provide an avenue of communication among the independent auditors, management and the Board of Directors.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirements of the National Association of Security Dealers Automated Quotation (NASDAQ) Exchange. The Audit Committee shall be comprised of three Directors as determined by the Board, each of whom shall be independent nonexecutive Directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

  Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

  The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

 Review Procedures

  1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange (SEC) regulations.

  2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

  3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

  4. Review with financial management and the independent auditors, the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards
      (SAS) 61 (see item 9). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

 Independent Auditors

  5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board, the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6. Approve the fees and other significant compensation to be paid to the independent auditors.

  7. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

  9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

 Other Audit Committee Responsibilities

  11. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

  12. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

  13. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

[LOGO OF NORTH PITTSBURGH SYSTEMS INC.]







--------------------------------------------------------------------------------

[LOGO OF NORTH PITTSBURGH SYSTEMS INC.]
                  4008 Gibsonia Road, Gibsonia, PA 15044-9311             proxy
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2001.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Harry R. Brown, Allen P. Kimble, and Charles E. Cole, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.





                     See reverse for voting instructions.

                                 VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to North Pittsburgh Systems, Inc., c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.







                            * Please detach here *

             The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:   01 Harry R. Brown         05 David E. Nelsen              [_] Vote FOR            [_] Vote WITHHELD
                            02 Charles E. Cole        06 Jay L. Sedwick                   all nominees            from all nominees
                            03 Allen P. Kimble        07 Charles E. Thomas, Jr.           (except as marked)
                            04 Stephen G. Kraskin

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

                                                     --------------------------
                                                    |                          |
                                                     --------------------------


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN ITEM 1.
                        ---

Address Change? Mark Box [_]
Indicate changes below:                              Date
                                                          ----------------------

                                                     --------------------------
                                                    |                          |
                                                     --------------------------
                                                     Signature(s) in Box
                                                     Please sign exactly as your
                                                     name(s) appears on Proxy.
                                                     If held in joint tenancy,
                                                     all persons must sign.
                                                     Trustees, administrators,
                                                     etc., should include title
                                                     and authority. Corporations
                                                     should provide full name of
                                                     corporation and title of
                                                     authorized officer signing
                                                     the proxy.